UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Furniture Brands International, Inc.
(Name of Registrant as Specified In Its Charter)

SCSF Equities, LLC
Sun Capital Securities Offshore Fund, Ltd.
Sun Capital Securities Fund, LP
Sun Capital Securities Advisors, LP
Sun Capital Securities, LLC
Marc J. Leder
Rodger R. Krouse
Alan Schwartz
Ira Kaplan
T. Scott King

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 1, 2008, SCSF Equities, LLC issued the following press release:

FOR IMMEDIATE RELEASE

SUN CAPITAL NOMINEES ALAN SCHWARTZ, IRA KAPLAN AND T. SCOTT KING ELECTED TO THE FURNITURE BRANDS BOARD

New York, May 1, 2008 - SCSF Equities, LLC (together with its affiliates, “Sun Capital”) today announced that, based on an estimate by its proxy solicitor D.F. King at the close of the polls, the shareholders of Furniture Brands International, Inc. (NYSE: FBN) (“Furniture Brands” or the “Company”) have by a substantial margin elected Sun Capital’s nominees Alan Schwartz, Ira Kaplan and T. Scott King to the Furniture Brands Board of Directors.  Certification of the final results by the independent inspectors of elections, IVS Associates, is expected to be completed this month.

Jason Bernzweig, a Vice President for Sun Capital, said, “The election of Sun Capital’s nominees is a victory for all Furniture Brands shareholders.  Today’s results demonstrate shareholders’ desire for constructive change at Furniture Brands, and we are gratified by their support for our nominees.  Our nominees look forward to working with the other Furniture Brands Board members, management and the Company’s talented employees to enhance performance and create long-term value for the benefit of all shareholders.”

About Sun Capital Partners, Inc.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, and other investments in market—leading companies that can benefit from its in—house operating professionals and experience.  Sun Capital affiliates have invested in and managed more than 185 companies worldwide with combined sales in excess of $35.0 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, and New York, as well as affiliates with offices in London, Tokyo, Shenzhen, Paris and Frankfurt. For more information, please visit www.SunCapPart.com.

Additional Information

SCSF Equities, LLC, Sun Capital Securities Offshore Fund, Ltd., Sun Capital Securities Fund, LP, Sun Capital Securities Advisors, LP, Sun Capital Securities, LLC, Marc J. Leder, Rodger R. Krouse, Alan Schwartz, Ira Kaplan and T. Scott King (collectively, the “Participants”) filed a definitive proxy statement with the SEC on April 15, 2008 containing information about the solicitation of proxies for the 2008 Annual Meeting of the shareholders of Furniture Brands International, Inc.  The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Furniture Brands International, Inc. on or about April 15, 2008.

Shareholders of Furniture Brands International, Inc. are urged to read the definitive proxy statement because it contains important information.  Detailed information relating to the Participants can be found in the definitive proxy statement filed with the SEC.  The definitive proxy statement and other relevant documents relating to the solicitation of proxies by the Participants are available at no charge on the SEC’s website at http://www.sec.gov.  In addition, Sun Capital will provide copies of the proxy statement and other relevant documents without charge upon request.  Requests for copies should be directed to Sun Capital’s proxy solicitor, D.F. King & Co., Inc., at 1-800-347-4750.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements.  All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  These statements are based on current expectations of Sun Capital Partners, Inc. and its affiliates and currently available information.  They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate.  Sun Capital does not assume any obligation to update any forward-looking statements contained in this press release.

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Contacts:

Media:	Shareholders:
Sard Verbinnen & Co	D.F. King & Co., Inc.
Jim Barron/Kara Findlay/	Richard Grubaugh/
Nathaniel Garnick	Edward McCarthy
(212) 687-8080	(212) 269-5550
Debbie Miller
(312) 895-4700